Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Lisa Langlands

510-420-7529

llanglands@netopia.com

Netopia Announces Acquisition of JadeSail Systems, Inc.

JadeSail’s Software Propels Netopia’s netOctopus Platform with Enhanced Remote

Management of Broadband Equipment and VPN Services

Emeryville, CA, October 6, 2003 – Netopia, Inc. (NASDAQ: NTPA), a market leader in broadband equipment, software and services, today announced that it has acquired JadeSail Systems, Inc., a provider of IP services management and network equipment provisioning software. The acquisition further strengthens Netopia’s netOctopus® server software platform with the addition of policy-based IP Services definition and provisioning for firewall, VPN (virtual private network) and QoS (quality of service). Among other features supported by the JadeSail software are advanced policy-based configuration scripts, firmware update and device-initiated configuration and service provisioning.

Under the terms of the agreement with JadeSail, Netopia will issue 160,000 shares to JadeSail’s shareholders in exchange for all outstanding stock of JadeSail. The agreement was completed on October 3, 2003.

“Distributed enterprises are rapidly replacing their frame relay and analog networks with VPN-enabled DSL deployments,” said Alan Lefkof, Netopia’s president and CEO. “The geographically dispersed nature of these broadband deployments requires a centralized management solution to ensure that the security and integrity of these networks are not compromised. JadeSail’s software is acclaimed for its intuitive graphical user interface, the elegance of its policy-based architecture and the ease and efficiency it brings to managing such complex networks. We believe JadeSail’s software is a perfect compliment to our netOctopus platform and the integration of the two will create an industry-leading solution for both enterprise and carrier deployments.”

Netopia’s netOctopus platform allows carriers and broadband service providers to manage and support remotely large-scale installations of broadband gateways and wireless networking services on fast-growing networks. The platform also enables carriers to provision real time services for their broadband subscribers. The server-based system focuses on the ability to read and store gateway configuration information for backup and updates, to manage VPNs, to enable firewall management and monitoring services, and to distribute easily firmware updates. These functions simplify the task of keeping gateway policies and capabilities synchronized. Netopia now will incorporate JadeSail’s advanced IP Service provisioning and remote equipment management features into the netOctopus platform.

“JadeSail’s goal has been to dramatically improve the economics of IP Service provisioning in a multi-vendor network environment,” said Keith Dennis, JadeSail’s President. “Joining JadeSail’s IP Services definition and provisioning features to Netopia’s netOctopus platform will raise the bar for broadband modem and service provisioning management software, and dramatically lower the cost of IP Services provisioning for Netopia’s customers. JadeSail is excited to become part of Netopia’s broadband solutions, from Wi-Fi gateways incorporating 3-D Reach technology for enhanced wireless range to the netOctopus software server platform for remote management of equipment.”

About JadeSail

Formed in 2002, JadeSail provides vendor-neutral IP Service management solutions designed to meet the needs of carriers, managed service providers and enterprise customers. Further information about JadeSail can be found on the Web at www.jadesail.com.

About Netopia

Netopia, Inc. is a market leader in broadband and wireless products/services that simplify and enhance broadband delivery to residential and business-class customers. Netopia’s offerings enable carriers and broadband service providers to improve their profitability with feature-rich DSL smart modems, routers and gateways, software that simplifies installation and reduces ongoing support needs, as well as value-added services to enhance their revenue generation. Netopia’s Wi-Fi CERTIFIED™ gateways include 3-D Reach™ technology delivering enhanced wireless range, security and performance.

Netopia’s DSL smart modems, routers and gateways come with a suite of installation wizards and support utilities that offer a comprehensive approach to installation, deployment, service provisioning, application setup, self-diagnostics and troubleshooting. Netopia provides value-added services with its server software platform, including the netOctopus® suite of gateway and PC management and customer support software solutions, as well as the Web eCommerce server software. netOctopus Desktop Support and eCare software enable broadband service providers and enterprises to support customers and devices by remotely viewing and operating the desktop or other device.

Netopia has established strategic distribution relationships with leading carriers and broadband service providers including BellSouth, Covad Communications, EarthLink, Eircom, France Telecom, Hong Kong Telecom/PCCW, MegaPath Networks, Netifice, SBC Communications, Swisscom, Telecom Italia and Verizon.

Headquartered in Emeryville, Calif., Netopia’s common stock trades on The Nasdaq Stock Market® under the symbol “NTPA.” Further information about Netopia can be obtained via phone 510-420-7400, fax 510-420-7601, or on the Web at www.netopia.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Portions of this release include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the expected synergies and results of the announced acquisition, product development, anticipated new products, growth opportunities, and future operating results. Investors are cautioned that all forward-looking statements involve numerous risks and uncertainties, including but not limited to Netopia’s ability to integrate JadeSail and its products into Netopia’s business, rapid technological change, the highly competitive nature of Netopia’s markets, product development, product acceptance, licensing opportunities and general economic conditions. For more information concerning Netopia and risk factors that may affect Netopia’s future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review Netopia’s public filings with the United States Securities and Exchange Commission, which are available by calling Netopia at 510-814-5260 or online at www.sec.gov. Netopia does not undertake to update any oral or written forward-looking statement that may be made by or on behalf of Netopia.

All company names, brand names and product names are trademarks of their respective holder(s).